As filed with the Securities and Exchange Commission on June 6, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INFUSYSTEM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3341405
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3851 West Hamlin Road	48309
Rochester Hills, Michigan
(Address of Principal Executive Offices)	(Zip Code)

INFUSYSTEM HOLDINGS, INC.
2021 EQUITY INCENTIVE PLAN
(Full title of the plan)

Barry Steele
Executive Vice President and Chief Financial Officer
3851 West Hamlin Road
Rochester Hills, Michigan 48309
(Name and address of agent for service)

(248) 291-1210
(Telephone number, including area code, of agent for service)

with copies of communications to:

B. Scott Gootee, Esq.
Scot Hill, Esq.
Stinson LLP
1201 Walnut, Suite 2900
Kansas City, Missouri 64106
(816) 842-8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
    This Registration Statement on Form S-8 is being filed by InfuSystem Holdings, Inc. (the “Registrant”) for the purpose of registering an additional 2,500,000 shares of the Registrant’s Common Stock reserved for issuance under the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (as amended through May 16, 2023), as approved by the Registrant’s stockholders at the Registrant’s 2023 annual meeting of stockholders.
    Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-256231) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 18, 2021.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.  Exhibits.

Exhibit Number	Description of Exhibit

4.1
Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35020) as filed with the Commission on May 12, 2014).

4.2	Amended and Restated By-Laws, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35020) as filed with the Commission on July 9, 2018).

5.1*	Opinion of Stinson LLP regarding legality.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Stinson LLP (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (contained in the signature page hereto).

99.1
InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-256231) as filed with the Commission on May 18, 2021).

99.2
First Amendment to InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35020) as filed with the Commission on May 25, 2023).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on this 6th day of June, 2023.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Barry Steele
Barry Steele
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Richard A. DiIorio and Barry Steele, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Richard A. DiIorio	President, Chief Executive Officer	June 6, 2023
Richard A. DiIorio	(Principal Executive Officer) and Director
/s/ Barry Steele	Executive Vice President, Chief Financial Officer	June 6, 2023
Barry Steele	(Principal Financial Officer and Principal Accounting Officer)

/s/ Scott Shuda	Chairman of the Board and Director	June 6, 2023
Scott Shuda

/s/ Ralph Boyd	Director	June 6, 2023
Ralph Boyd

/s Paul Gendron	Director	June 6, 2023
Paul Gendron

/s/ Carrie Lachance	Director	June 6, 2023
Carrie Lachance

/s/ Gregg Lehman	Director	June 6, 2023
Gregg Lehman

/s/ R. Rimmy Malhotra	Director	June 6, 2023
R. Rimmy Malhotra